UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 2, 2007
PICO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

California	10-18786	94-2723335

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

875 Prospect Street, Suite 301, La Jolla, California	92037

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code
(858) 456-6022

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-3.3

Section 5 Corporate Governance and Management
Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year
     On November 2, 2007, the Board of Directors of PICO Holdings, Inc. (the “Registrant”) amended Sections 8.4 and 8.5 of the Registrant’s By-Laws, effective as of November 2, 2007.
     Prior to the amendments by the Board of Directors, Section 8.4 of the By-Laws provided that the Registrant must issue a physical certificate or certificates to shareholders for shares of the stock of Registrant. and Section 8.5 of the Company’s By-Laws did not contemplate the replacement of lost, stolen, destroyed, or mutilated certificates with the issuance of electronic or other uncertificated shares.
     In response to the New York Stock Exchange and Securities and Exchange Commission’s adoption of the trade-plus-one day (“T + 1”) settlement process, the Registrant chose to participate in the electronic share registration system (i.e., Direct Registration) operated by Depository Trust and Clearing Corporation.
     The amendment to Section 8.4 allows Registrant’s shares to be owned, recorded, and transferred electronically without a paper stock certificate. Shareholders still have the option to choose to receive paper stock certificates. The amendment to Section 8.5 establishes procedures for issuing physical shares or uncertificated shares when a physical share certificate has been lost, stolen, destroyed, or mutilated.
     The foregoing description of the amendments to the By-Laws are qualified in their entirety by the actual terms of the Registrant’s By-Laws, as amended by the Board of Directors on November 2, 2007, a complete copy of which is attached hereto as Exhibit 3.3.
Section 9 Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

Exhibit Number	Description

3.3	Amended and Restated By-Laws of PICO Holdings, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PICO HOLDINGS, INC.
Date: November 5, 2007	By:	/s/ Maxim C. W. Webb
Maxim C. W. Webb
Chief Financial Officer and Treasurer

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